Consent of Independent Auditors



      The Board of Directors
      Ace Hardware Corporation:


      We consent to the use of our report included herein and to the reference to our firm under the heading "Opinions of Experts" in the Prospectus.





            Chicago, Illinois
            March 23, 1995